SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act
                                    of 1934

Filed  by  the  Registrant  [x]
Filed  by  a  Party  other  than  the  Registrant  [    ]

Check  the  appropriate  box:
[X]  Preliminary  Proxy  Statement
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                   NBI, Inc.
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[x]  No  fee  required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title  of  each class of securities to which transaction applies:

(2) Aggregate  number  of  securities  to  which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchanged Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed  maximum  aggregate  value  of  transaction:

(5) Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
previously.    Identify  the  previous  filing  by  the registration statement number,  or  the  Form  or  Schedule  and  the  date  of  its  filing.

(1) Amount  previously  paid:

(2) Form,  schedule  or  registration  statement  number:

(3) Filing  party:

(4) Date  filed:

                                   NBI, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD DECEMBER 16, 1999


     The Annual Meeting of Stockholders of NBI, Inc., a Delaware corporation (the "Company" or "NBI"), will be held on Thursday, December 16, 1999, at 4:30 p.m., Eastern Time, at the Belle Vernon Holiday Inn, I-70 and Highway 51,
Belle  Vernon,  Pennsylvania,  for  the  following  purposes:

     1.  To  elect  two directors to the Company's Board of Directors.
     2. To consider and approve the terms and conditions of the Company's plan to sell a majority of the assets of a wholly-owned subsidiary, Willowbrook Properties, Inc. ("Willowbrook Properties") and all of the capital stock of a wholly-owned subsidiary, NBI Properties, Inc. ("NBI Properties").
     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business on October 18, 1999 will be entitled to notice of and to vote at the meeting. The minutes of the last Annual Stockholders' Meeting and the stockholders' list of their share eligibility to vote at the 1999 Annual Meeting will be open to inspection by the stockholders at the Company's principal office, 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, for a period of ten (10) days prior to the annual meeting.

     Shares can only be voted at the meeting if the holder is present or represented by proxy. If you do not expect to attend the meeting, you are urged to date and sign the enclosed proxy and return it in the accompanying envelope promptly so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.


                                        By  Order  of  the  Board  of  Directors


                                        Marjorie  A.  Cogan
                                        Secretary


Longmont,  Colorado
November  26,  1999






                                   YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARATION FOR THE MEETING.

                                  NBI,  INC.
                        1880 INDUSTRIAL CIRCLE, SUITE F
                           LONGMONT, COLORADO  80501



                                PROXY STATEMENT



SOLICITATION,  EXERCISE  AND  REVOCABILITY  OF  PROXY

     The enclosed proxy is solicited by the Board of Directors of NBI, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, December 16, 1999, or at any adjournment or postponement thereof. The meeting will be held at 4:30 p.m., Eastern Time, at the Belle Vernon Holiday Inn, I-70 and Highway 51, Belle Vernon, Pennsylvania. It is anticipated that this proxy statement and the accompanying form of proxy will first be mailed to the stockholders of the Company on or about November 23, 1999. The Company's principal executive offices are located at 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, and its telephone number at those offices is (303) 684-2700.

     A proxy is revocable at any time, before it is voted, by written notice to the Company, grant of a subsequent proxy, or voting at the meeting in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not properly revoked before they are voted) will be voted for the election of the two nominees to the Board of Directors named elsewhere herein, for approval of the terms and conditions of the Company's plan to sell a majority of the assets of Willowbrook Properties and all of the capital stock of NBI Properties, and to transact such other business as may come before the meeting. In the event a stockholder specifies a different choice on his proxy, his shares will be voted in accordance with the specifications so made. Abstentions and broker non-votes are counted toward a quorum. Abstentions are counted in the tabulations of the votes cast, but broker non-votes on any proposal are not considered to be represented at the meeting, as to such proposal, and, therefore, are not counted for purposes of determining whether a proposal has been approved.


COST  OF  SOLICITATION

     The  cost  of  soliciting  proxies  will  be  borne  by  the  Company.


VOTING

     Only stockholders of record at the close of business on October 18, 1999, will be entitled to vote at the meeting. On that date there were 8,103,320 shares of the Company's common stock issued and outstanding, entitled to one vote per share. Stockholders are not entitled to cumulate their votes in the election of directors, which means that the holders of more than half the shares voting for the election of directors can elect all the directors if they choose to do so. On all matters, unless otherwise noted, a favorable vote consists of a simple majority of the votes represented at a meeting at which a quorum is present. The Company believes that as of October 18, 1999, the approximate number of stockholders of record of its common stock was
1,230.    This  includes  shares  held  in  nominee  or  "street"  accounts.

     The Board of Directors knows of only four stockholders owning more than five percent of the outstanding voting securities of the Company: (i) Jay H. Lustig, the Chairman of the Board and Chief Executive Officer of the Company,
(ii) Hakatak Enterprises, Inc., (iii) Harry J. and Patricia S. Brown, and (iv) Transamerica Occidental Life Insurance Company. See "Beneficial Ownership of Common Stock."

                             ELECTION OF DIRECTORS

     At the time of the annual meeting, the Board of Directors will consist of two incumbent members who are seeking to be elected at the meeting to hold office until the next meeting of stockholders and until their successors are elected and qualified. Although the Bylaws specify that the Board of Directors shall consist of three directors, there is one vacancy on the Board, and it is not presently contemplated that such vacancy will be filled.


INFORMATION  CONCERNING  DIRECTORS

     Jay H. Lustig and Martin J. Noonan, both incumbent directors, have been nominated by the Board of Directors for election. Both nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that either nominee will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director.
Information  regarding  nominees  and  directors  is  set  forth  below.


NOMINEES  FOR  ELECTION  AS  DIRECTORS

Name                 Age    Principal Occupation              Director Since
------------------   ---    ------------------------------    --------------
Jay H. Lustig         45    President, J.H.L. Holdings and    February 1992
                            Equibond, Inc.
Martin  J.  Noonan    47    Managing Director of NBI, Inc.    April  1994

     JAY H. LUSTIG has been Chairman of the Board since February 1992 and Chief Executive Officer since October 1993, although he began acting in the capacity of Chief Executive Officer in September 1992. Mr. Lustig has also been President of J.H.L. Holdings, Inc., an investment management firm, since 1989, and President of Equibond, Inc., a securities broker-dealer and member of the National Association of Securities Dealers, Inc., since 1995. In addition, he is Chairman of the Board of National Bancshares Corporation of Texas, a four-bank holding company headquartered in San Antonio, Texas.

     MARTIN J. NOONAN, Director, has been with the Company for thirteen years and has been Managing Director of NBI, Inc. since June 1993 with the responsibility for managing the day-to-day activities within the Company. He has also been President of L.E. Smith Glass Company, a wholly-owned subsidiary of NBI, since October 1997. In addition, he was General Manager of the systems integration operation from June 1992 to June 1994 and Director of Marketing from September 1986 to June 1992. Mr. Noonan is also a licensed stock broker for Equibond, Inc.


COMMITTEES,  ATTENDANCE,  NOMINATIONS

     The Company has standing audit, compensation and nominating committees, each of which consists of Mr. Lustig and Mr. Noonan. The nominating committee is responsible for the nomination of persons whose names shall appear on the ballot for election of directors. The audit committee recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system of internal controls. The compensation committee approves salaries and other compensation arrangements for the officers of the Company; however, Mr. Lustig does not vote on matters relating to his compensation. These committees did not meet during fiscal year 1999; however, these issues were discussed at regular board meetings.

     The Company's Board of Directors met four times during fiscal year 1999. Both directors participated by personally or telephonically attending, during fiscal year 1999, all Board of Directors meetings.

EXECUTIVE  OFFICERS

     JAY H. LUSTIG is the Chairman of the Board and Chief Executive Officer of the Company (a "Named Executive Officer"). He has been on the Board since February 1992. Mr. Lustig has performed the functions of a chief executive officer since September 25, 1992, but only assumed the title of Chief Executive Officer on October 1, 1993, the effective date of his employment agreement with the Company. Prior to October 1, 1993, Mr. Lustig received no compensation for performing the functions of the chief executive officer.

     MARTIN J. NOONAN has been with the Company for thirteen years and has been Managing Director of NBI, Inc. since June 1993 with the responsibility for managing the day-to-day activities within the Company (a "Named Executive Officer"). He has also been President of L.E. Smith Glass Company, a wholly-owned subsidiary of NBI, since October 1997. In addition, he was General Manager of the systems integration operation from June 1992 to June 1994, and Director of Marketing from September 1986 to June 1992. He has been on the Board of Directors since April 1994. Mr. Noonan is also a licensed stock broker for Equibond, Inc.

     MARJORIE A. COGAN has been Chief Financial Officer of the Company since October 1997, with responsibility for managing the accounting and finance functions of the Company. She has also been Secretary of the Company since May 1993 and was previously Corporate Controller of the Company from May 1993 until October 1997. Ms. Cogan has been NBI for twelve years; prior to joining NBI, Ms. Cogan was an auditor with a Denver-based CPA firm for four years. Ms. Cogan graduated from Regis University summa cum laude with a bachelor's degree in accounting and business administration and obtained her CPA license in 1983.

     MORRIS D. WEISS has been Senior Vice President and General Counsel since April 1997 with responsibilities for overseeing and managing the legal affairs of the Company. Prior to joining the Company, Mr. Weiss was a partner with the law firm of Weil, Gotshal & Manges, LLP from January 1994 until April 1997, and had been an associate at such firm since October 1985. In addition, Mr. Weiss has been General Counsel of Equibond, Inc. since April 1997, and Senior Vice President and General Counsel of National Bancshares Corporation of Texas since April 1997.

     The Company has no other executive officers as defined under the Securities Exchange Act of 1934.


EXECUTIVE  COMPENSATION

     Following is information regarding the compensation of the Company's CEO and Managing Director (the "Named Executive Officers"). The Company has no other executive officers whose total annual salary and bonus exceeded $100,000.

     The summary compensation table following contains information regarding the compensation of the Named Executive Officers for services rendered in all capacities during fiscal years 1999, 1998 and 1997.



                                         SUMMARY COMPENSATION TABLE
                                           Annual Compensation

                                                                    Other
Name and                     Fiscal     Salary       Bonus      Annual Compen-
Principal Position            Year        ($)         ($)         sation ($)

Jay H. Lustig,                1999      $ 60,000          --     $6,475(1)
Chief Executive Officer       1998      $ 60,000          --     $6,475(1)
                              1997      $ 60,000    $ 22,000         --
Martin J. Noonan,
Managing                      1999      $ 90,000    $ 15,000         --
Director                      1998      $ 90,000          --         --
                              1997      $ 90,000          --         --




                                        Long Term Compensation

                                  Restricted
                                    Stock        Securities       All Other
Name and                           Award(s)      Underlying      Compensation
Principal Position                   ($)         Options (#)         ($)

Jay H. Lustig,                         --               --               --
Chief Executive Officer                --          400,000(2)            --
                                       --               --               --

Martin J. Noonan,                      --               --               --
Managing                               --          100,500(3)            --
Director                               --               --               --



 (1)  Value  of  personal  use  of  company  vehicle.

 (2)  During fiscal 1998, the expiration date of these options was extended to October 1, 2003, with no change  in  the exercise price or other terms of the options.  These options were originally granted under the  terms  of  his  employment  agreement,  and  were  scheduled  to  expire  on  October  1,  1998.

 (3)  During fiscal 1998, the expiration date of these options was extended to August 27, 2002, with no change  in  the exercise price or other terms of the options.  These options were originally granted under the  Company's  employee  stock  option  plan  and  were  scheduled  to  expire  on  August  27,  1997.




                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the Named Executive Officers during the fiscal year ended June 30, 1999.

     The following table shows that the Named Executive Officers did not exercise any stock options during the fiscal year ended June 30, 1999 and states the number of shares covered by both exercisable and non-exercisable stock options as of June 30, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES





                                             Number of Securities       Value of Unexercised In-the-
                   Shares        Value      Underlying Unexercised       Money Options at FY-End ($)
                 Acquired on    Realized     Options at FY-End (#)       Exercisable/Unexercisable
Name             Exercise (#)     ($)      Exercisable/Unexercisable          (1)


Jay H. Lustig      --              --      400,000(2)              0    $79,500                   $0

Martin J. Noonan   --              --      100,500(3)              0    $59,169                   $0


 (1) Based on the closing stock price as of June 30, 1999 of the underlying shares of common stock of $.96875 per share, less the per share exercise price of $.77 for J. Lustig and the per share exercise price of $.38 for M. Noonan.

 (2) Includes 400,000 shares underlying options issued during fiscal 1994 in conjunction with this Named Executive Officer's employment agreement. During fiscal 1998, the expiration date of these options was extended to October 1, 2003.

 (3) Consists of 100,500 shares issuable upon exercise of options. During fiscal 1998, the expiration date of these options was extended to August 27, 2002.




DIRECTOR  COMPENSATION

     Directors who are not employees of the Company receive a fee of $1,000 per regular meeting, $500 per telephonic meeting, $500 per committee meeting (except when attended in conjunction with a Board meeting) and reimbursement of expenses incurred in attending meetings. No directors' fees were incurred during fiscal 1999, as all directors were also employees of the Company.


EMPLOYMENT  AND  SEVERANCE  AGREEMENTS

     The Company entered into an employment agreement effective October 1, 1993, with Jay H. Lustig (the "CEO Agreement"). Pursuant to the terms of the CEO Agreement, Mr. Lustig became an employee and Chief Executive Officer of the Company as of October 1, 1993. Under the terms of this agreement, the Company pays Mr. Lustig an annual salary of $60,000.

     Mr. Lustig's position as CEO of the Company is a part-time position to which he is required to dedicate no less than one-third of normal executive business hours. In addition to Mr. Lustig's salary, the CEO Agreement provides that the Company will pay Mr. Lustig an annual bonus of 10% of the Company's pre-tax profits, if any, derived from all sources, but only to the extent such 10% figure exceeds Mr. Lustig's base salary. Mr. Lustig remains eligible for such bonus for twelve months after his termination from the
position  of  CEO.   The Company has accrued, but not paid a $22,000 bonus for
fiscal year 1997, under the terms of this agreement. No other amounts have been paid or accrued under the terms of this agreement, since its inception.

     In addition to the salary and bonus described above, the CEO Agreement required that Mr. Lustig be granted a non-qualified stock option to purchase 400,000 shares of the Company's common stock at an exercise price of $.77 per share. Such price was approximately 400% of certain historic trading levels of the Company's common stock. This option was effective as of October 1, 1993, was fully vested as of October 1, 1997 and is still outstanding. On January 13, 1998, the Company extended the expiration date of these options to October 1, 2003.

     The CEO Agreement runs for one year terms which automatically renew on July 1, unless terminated in writing by a majority of the Board of Directors prior to such renewal date. As there was no action to terminate the CEO Agreement, it automatically renewed for an additional one year term on July 1, 1999.

     Effective April 7, 1997, the Company entered into a consulting agreement with Morris D. Weiss. The agreement is for an initial term of three years and automatically renews for successive one year periods unless one of the parties elects not to extend the agreement. The agreement provides for Mr. Weiss to be paid an annual consulting fee of $75,000 and requires the Company to grant Mr. Weiss a stock option on terms similar to those available to other senior executives. During fiscal year 1998, Mr. Weiss was granted an option to acquire 100,500 shares of common stock.

 BENEFICIAL  OWNERSHIP  OF  COMMON  STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock, as of September 30, 1999 by (i) persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company,
(ii) each director and nominee for director, (iii) each Named Officer and (iv) all executive officers and directors as a group. A person is deemed to be a beneficial owner of common stock that can be acquired by such person within 60 days from September 30, 1999, upon the exercise of warrants or options.



                                       Amount  and
                                       Nature  of                  Total  as
Name  and  Address  of                 Beneficial                  Percent
Beneficial  Owner                      Ownership                   of  Class

Jay H. Lustig                          2,679,565 (1)                 26.16%
P.O. Box 505
Belle Vernon, PA  15012

Martin J. Noonan                         100,500 (2)                  1.23%
1880 Industrial Circle, Suite F
Longmont, CO  80501

Hakatak Enterprises, Inc.                928,645                     11.46%
PO Box 1623
Pacific Palisades, CA  90272

Harry J. and Patricia S. Brown           961,000                     11.86%
16079 Mesquite Circle
Fountain Valley, CA  92708

Transamerica Occidental Life
  Insurance Co.                          445,029                      5.49%
1150 Olive Street
Los Angeles, CA  90015

All Executive Officers and Directors   2,920,890 (3)                 27.90%
  as a Group (4 persons)


 (1) Includes 400,000 shares issuable upon exercise of options and 1,740,000 shares issuable upon exercise
of  warrants.    Also  includes  324,565  shares owned by an investment partnership in which he has an ownership interest  and  as  to  which  he  has  sole  voting  and  investment  power.

 (2) Consists  of  100,500  shares  issuable  upon  exercise  of  options.

 (3) Includes 626,125 shares issuable upon exercise of options and 1,740,000 shares issuable upon exercise of  warrants.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section  16(a)  forms  they  file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes all forms required by Section 16(a) during the fiscal year ended June 30, 1999 were timely filed.


                           RELATED PARTY TRANSACTIONS

     In February 1995, the Company entered into an agreement to acquire 80% of the outstanding stock of Krazy Colors, Inc., a small children's paint manufacturing company, effective as of January 1, 1995. Prior to this agreement the Company's Chief Executive Officer (CEO), Jay H. Lustig, owned 55% of the outstanding stock of the manufacturer. Under the purchase agreement, the Company paid $288,000 in cash for the stock, including $158,000 paid to NBI's CEO. In addition, the sellers are eligible to receive continuing annual royalty payments equal to a specified percentage of annual gross margin. No royalties were incurred by the Company during the fiscal years ended June 30, 1999 and 1998 and no royalties are expected to be earned in the future due to the Company's discontinuance of this operation in fiscal 1999. In conjunction with the purchase agreement, the sellers were issued warrants to purchase a total of 1.7 million shares of NBI's common stock, including warrants to purchase 935,000 shares issued to the Company's CEO, at a price of $.89 per share. These warrants are exercisable through December 31, 2002.

     During fiscal 1999 and 1998, the Company utilized Equibond, Inc., a securities broker-dealer, which is 100% owned by its CEO, to execute certain transactions on its behalf. However, NBI uses another unrelated company to act as custodian and clearing firm for its investment assets. Gross revenues earned by Equibond related to investment transactions by NBI in fiscal 1999 and 1998, totaled $10,000 and $1,000, respectively, on purchase and sale transactions totaling $19,216,000 and $1,250,000, respectively, before fees.

     During fiscal 1998, the Company borrowed $100,000 from its CEO for working capital needs. The borrowings are subject to the terms of a revolving line of credit. The line of credit provides for interest to be paid at the rate of ten percent per annum and is due and payable in full on December 31, 1999. In September and November 1999, NBI's CEO advanced Willowbrook Properties $155,000 and $159,740, respectively, to fund development costs incurred on Phase I of its land development project. Concurrently with the closing of the Willowbrook Properties' sale transaction (see "Proposal 2: Sale of Willowbrook Properties and NBI Properties"), such amounts shall be deemed to be expenses of the buyer. In the event the closing does not occur on this transaction, NBI will repay the CEO such amounts on a due date to be determined at that time, with interest at the rate of ten percent per annum accrued since the dates of the advances.

The Company's CEO has personally guaranteed a $500,000 letter of credit for the benefit of the Commonwealth of Pennsylvania, Department of Transportation, required in order for Willowbrook Properties to commence certain road improvements mandated by the Pennsylvania Department of Transportation in conjunction with Phase I of its land development project. In addition, in conjunction with the Company's efforts to obtain construction financing for Phase I of the development, Mr. Lustig has committed to personally guarantee the repayment of such construction financing and to guarantee the completion of Phase I of the development.

     The Company believes that these transactions were in its best interests, were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. As a matter of policy, any future transactions between the Company and any of its executive officers, directors or principal stockholders will be subject to these same standards and will be approved by a majority of the disinterested members of the Board of Directors.

                              PROPOSALS FOR VOTING


PROPOSAL  1:    ELECTION  OF  DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RE-ELECTION OF THE TWO INCUMBENT DIRECTORS AS DISCUSSED UNDER "ELECTION OF DIRECTORS."


PROPOSAL  2:    SALE  OF  WILLOWBROOK  PROPERTIES  AND  NBI  PROPERTIES

     The Board has approved the terms and conditions of the Company's proposed sale of a majority of the assets of Willowbrook Properties and all of the capital stock of NBI Properties. The Company is planning to sell such assets and stock in order to generate sufficient cash to pay the final installment of $1.8 million on its IRS debt which is due on December 31, 1999. The Company's ability to continue as a going concern is dependent upon obtaining funds sufficient to pay off the IRS debt when due. The Company had originally intended to raise the additional funds necessary to make the final installment payment through a sale of Series A Cumulative Preferred Stock. The Company was able to raise $4.8 million of net proceeds from the sale of such Preferred Stock in December 1998, the proceeds of which were used to (i) pay a $3.5 million installment on the IRS debt due on December 31, 1998, (ii) fund a majority of the land development costs paid for during fiscal 1999, and (iii) invest in trading securities. However, in August of 1999, the Company determined that it would not be able to raise sufficient funds from the sale of additional shares of Preferred Stock, and determined that it would be necessary to sell a portion of its assets to make the final installment payment to the IRS.

     If the Company does not complete the sale of the properties as described below, the Company would likely default on the remaining $1.8 million installment payment owed to the IRS, unless the Company could negotiate with the IRS for an extension of time. There can be no assurance that the Company would be successful in obtaining an extension. If the IRS did not agree to an extension of time, it could declare a default and assess interest on the debt since the last interest payment thereon (July 1, 1997), at the statutory rate provided under the Internal Revenue Code, in amount estimated to total approximately $1 million as of December 31, 1999, and seek to foreclose upon the stock of NBI Properties and L.E. Smith, the Company's only other operating subsidiary, in order to obtain payment of the final installment of $1.8 million and such default interest.

HISTORY  OF  WILLOWBROOK  PROPERTIES  AND  NBI  PROPERTIES

     Land and construction-in-progress comprise substantially all of the assets of Willowbrook Properties. The land was acquired in January 1997 for $1.0 million and consists of 88 acres of undeveloped land in Belle Vernon, Pennsylvania situated along Route 51 with frontage for approximately 2,700 feet. During fiscal 1999, Willowbrook Properties retained a real estate developer and entered into a lease agreement with a national grocery store chain to lease a significant portion of the total rentable square feet of phase I of the development, which will be a mixed use retail center. Willowbrook Properties is currently in negotiations with a number of other prospective tenants for occupancy in phase I. Construction on phase I of the project began in April 1999, with an anticipated construction period of approximately fourteen months from commencement. The construction costs are projected to be approximately $9.0 million. As of September 30, 1999, the construction-in-progress totaled $1.4 million, excluding the land. In September and November 1999, NBI's CEO advanced Willowbrook Properties $155,000 and $159,740, respectively, to fund development costs incurred on phase I, due to NBI's inability to pay for these costs out of its available cash and cash equivalents. Concurrently with the closing of this Willowbrook Properties' sale transaction, such amounts shall be deemed to be expenses of the buyer. In the event the closing does not occur on this transaction, NBI will repay the CEO such amounts on a due date to be determined at that time, with interest at the rate of ten percent per annum accrued since the dates of the advances (see "Related Party Transactions"). Willowbrook Properties recently received a commitment for commercial financing to pay for a significant portion of the construction costs of the project and Mr. Lustig has committed to personally guarantee the repayment of such construction financing and to guarantee the completion of Phase I of the development, in order to facilitate NBI's attainment of such financing. In addition, the Company's CEO has personally guaranteed a $500,000 letter of credit for the benefit of the Commonwealth of Pennsylvania, Department of Transportation, required in order for

Willowbrook Properties to commence certain road improvements mandated by the Pennsylvania Department of Transportation in conjunction with Phase I of the development. Willowbrook Properties has completed funding of the initial equity contribution required by the lender, partially through proceeds from the advances received from Mr. Lustig. However, significant additional equity contributions will be required during the construction period of Phase I.

     In August 1995, NBI acquired 100% of the outstanding capital stock of the Belle Vernon Motel Corporation, now known as NBI Properties. NBI Properties owns and operates an 80 room full service Holiday Inn in Belle Vernon Pennsylvania. The hotel consists of approximately 21,000 square feet and is situated on approximately 5.8 acres of land leased under an acquired land lease expiring in 2026 with an option to extend for an additional 25 year term. The hotel has generated operating income of $129,000, $38,000 and $5,000 for the last three years ended June 30, 1999, 1998 and 1997, respectively, representing a total of approximately 13%, 8% and 1% of the total operating income from all operations of the Company.

TERMS  AND  CONDITIONS  OF  THE  SALE  OF  WILLOWBROOK  PROPERTIES

     The Company plans to sell the land and construction-in-progress of Willowbrook Properties to Bellevue Partners LP, which is 100% owned and controlled by NBI's CEO, for a net purchase price of $3,300,000. The purchase price is net of the construction costs which are being funded from advances from Mr. Lustig. The purchase price is to be paid by $600,000 in cash and $2.7 million in a note payable to Willowbrook Properties.
The  note  payable  by the purchaser to NBI will bear interest at the rate  of  two-year Treasury Notes plus 200 basis points (7.875% at November 1,
1999), with the rate to be determined on the closing date of this transaction for the remainder of calendar 1999 and all of calendar 2000, and to be redetermined each succeeding December 31 for the following calendar year's rate. The note will be payable in quarterly installments of interest only with the entire outstanding principal balance plus any accrued but unpaid interest to be paid in full on December 31, 2006. The note will be collateralized by a second security lien in the property, to the extent permitted by the construction or permanent lender, as the case may be, and will be subordinate to any construction financing or permanent financing obtained for development of the property. In the event the purchaser experiences a change in control, which requires the consent of NBI, the note will be due in full immediately, at the option of NBI. The note will be subject to customary representations and covenants, including a prohibition against the incurrence of any debt senior to the repayment obligation to NBI, unless such funds are procured for the purpose of construction or development on the property.

     The Company determined that the purchase price for the property was reasonable based upon prior market valuations of the unimproved land and the cost of the construction-in-progress completed on Phase I. The terms of the note may not be as favorable as the Company might be able to obtain from an unaffiliated third party. However, the Company believes that the total purchase price is more favorable than the Company could have obtained from an unaffiliated third party at this time. The Company did not seek independent offers for purchase of the property, because it did not believe that it would be possible to obtain terms as favorable to the Company as those proposed by the purchaser, and it also did not believe that it could reasonably complete a sale to a third party prior to the due date of its IRS debt.

     The Board believes the terms and conditions of this sale are in the best interests of the Company because (i) the Company will be able to complete the sale prior to the due date of the final installment on its IRS debt, (ii) significant additional equity contributions would be required by the Company during the construction period of Phase I, and the Company does not believe that it could have raised such equity capital at the present time or in the foreseeable future, (iii) the Company anticipates ultimately realizing a gain on the transaction of approximately $900,000, net of selling expenses, and
(iv) the Company would be unable to utilize the future tax losses expected to be generated by the completed development due to its $62.5 million of existing net operating loss carryforwards. The Company has received a fairness opinion from Mark I. Wolk and Associates regarding the terms and conditions of the
proposed  transaction.    (See  "Fairness  Opinion")

TERMS  AND  CONDITIONS  OF  THE  SALE  OF  NBI  PROPERTIES

     The Company plans to sell all of the capital stock of NBI Properties to Tybojen, Inc., which is 100% owned and controlled by NBI's CEO, for a purchase price of $2,500,000. In addition, NBI agrees to allow a step-up in tax basis to the purchaser through a Section 338(h)(10) election on its federal income tax return, effectively treating the sale as an asset sale for tax purposes. The purchase price is to be paid by $1.4 million in cash and $1.1 million in a note payable to NBI, Inc. The note payable will bear interest at the rate of two-year Treasury Notes plus 200 basis points (7.875% at November 1, 1999), with the rate to be determined on the closing date of this transaction for the remainder of calendar 1999 and all of calendar 2000, and to be redetermined each succeeding December 31 for the following calendar year's rate. The note will be payable in quarterly installments of interest only with the entire outstanding principal balance plus any accrued but unpaid interest to be paid in full on December 31, 2006. The note will be collateralized by a second security lien in the property and will be subordinate to the existing mortgage note on the hotel. In the event the purchaser experiences a change in control, which requires the consent of NBI, the note will be due in full immediately, at the option of NBI. The note will be subject to customary representations and covenants, including a prohibition against the incurrence of any debt senior to the repayment obligation to NBI without NBI's permission.

     The Company determined that the purchase price for the stock of NBI Properties was reasonable based upon prior market valuations of the hotel. The terms of the note may not be as favorable as the Company might be able to obtain from an unaffiliated third party. However, the Company believes that the total purchase price is more favorable than the Company could have obtained from an unaffiliated third party at this time. The Company did not seek independent offers for purchase of the hotel, because it did not believe that it would be possible to obtain terms as favorable to the Company as those proposed by Tybojen, Inc., and it also did not believe that it could reasonably complete a sale to a third party prior to the due date of its IRS debt.

     The Board believes the terms and conditions of this sale are in the best interests of the Company because (i) the Company will be able to complete the sale prior to the due date of the final installment on its IRS debt, and (ii) the Company anticipates ultimately realizing a financial statement gain on the transaction of approximately $900,000, net of selling expenses. The Company has received a fairness opinion from Mark I. Wolk and Associates regarding the terms and conditions of the proposed transaction. (See "Fairness Opinion".)

ACCOUNTING  TREATMENT

     For financial statement purposes, the proposed sales would be recorded by the Company in accordance with Financial Accounting Standards Board Statement of Financial Standards ("SFAS") No. 66, "Accounting for Sales of Real Estate". Under SFAS No. 66, because the buyer is a related party, no gain will be recognized on these sales until the purchase price is collected in full in cash, or the Company's CEO transfers all or a portion of his interest in the purchaser(s) to outside parties; at such time, NBI could recognize a portion of the gain on the NBI Properties' sale transaction equal to the percentage of ownership transferred. However, the Willowbrook Properties sale does not meet the other requirements of SFAS No. 66 for recognition of gain until the purchase price is paid in full in cash.

TAX  CONSEQUENCES  AND  REGULATORY  REQUIREMENTS

     NBI expects to record a taxable gain of approximately $900,000 resulting from the sale of the Willowbrook Properties' assets, and a taxable gain of approximately $2.1 million from the sale of the capital stock of NBI Properties. The Company has agreed to allow a step-up in tax basis to the purchaser of the capital stock of NBI Properties through a Section 338(h)(10) election on its federal income tax return, effectively treating the sale as an asset sale for tax purposes. NBI does not expect to incur any significant federal income taxes payable, due to the availability of capital loss and net operating loss carryforwards. However, the Company does expect to incur approximately $44,000 and $188,000 of Pennsylvania state income taxes on the Willowbrook Properties' and NBI Properties' transactions, because it has significantly lower Pennsylvania net operating loss carryforwards available.

     There are no federal or state regulatory requirements that must be complied with in connection with the proposed sales transactions, other than the requirement that Tybojen, Inc. receive approval from the Pennsylvania Liquor Control Board to transfer the hotel's liquor license.

PROFORMA  INFORMATION

     The following unaudited proforma consolidated balance sheet gives effect to the dispositions of a majority of the assets of Willowbrook Properties and all of capital stock of NBI
Properties, as described in the terms of the sales above. The proforma information is based on historical financial statements of NBI, Inc. giving effect to these transactions through adjustments described in the following explanatory notes to the unaudited proforma statement. The June 30, 1999 unaudited consolidated proforma balance sheet gives effect to these transactions as if they had occurred on June 30, 1999.

     The operations of Willowbrook Properties and NBI Properties were classified as discontinued operations in the Company's financial statements for the years ended June 30, 1999 and 1998 as shown in the Company's 1999 Annual Report on Form 10-KSB. The only proforma adjustment to the Company's historical consolidated statements of income resulting from these sales transactions is recognition of $299,000 of interest income on the notes receivable assuming the current two-year Treasury Notes rate plus 200 basis points of 7.875%.



UNAUDITED  PROFORMA  CONSOLIDATED  BALANCE  SHEET
June  30,  1999
(amounts  in  thousands)

                                Historical          Proforma          Proforma
                                NBI,  Inc.          Adjustments        NBI,  Inc.
                                                    (unaudited)       (unaudited)

ASSETS
Current assets:
Cash and cash equivalents          $311                $600 A             $500
                                                        (33)B
                                                      1,400 D
                                                     (1,778)H
Trading securities                   36                                     36
Accounts receivable, net          1,243                                  1,243
Inventories                       2,972                                  2,972
Other current assets                443                                    443
                   ---------------------------------------------------------------
  Total current assets            5,005                 189              5,194
Notes receivable                     --               2,700 A            3,800
                                                      1,100 D
Property and equipment, net       4,140                                  4,140
Deferred tax asset                   --                 696 G              696
Other assets                          9                                      9
Net long-term assets of
 discontinued operations          3,666              (2,082)A                9
                                                     (1,575)D
                   ---------------------------------------------------------------
                                $12,820              $1,028            $13,848
                   ===============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and
 current portion of notes pay    $1,719                                 $1,719
Current portion of IRS debt
 and other income taxes pay       1,788                 44 C               242
                                                       188 F
                                                    (1,778)H
Accounts payable                  1,372                 30 B             1,447
                                                        45 E
Accrued liabilities                 726                                    726
Net current liabilities of
 discontinued operations            173                 79 D               252
                    ---------------------------------------------------------------
  Total current liabilities       5,778            (1,392)               4,386
Long-term liabilities:
Notes payable                       260                                    260
Deferred income taxes                92               (92)D                 --
Postemployment disability benefits
 and other                          264                                    264
Deferred gain on sale                --             1,218 A              2,048
                                                      (63)B
                                                      938 D
                                                      (45)E
                    ---------------------------------------------------------------
  Total liabilities               6,394               564                6,958
                    ---------------------------------------------------------------

Stockholders' equity:
Preferred stock                       5                                      5
Capital in excess of par
  value - preferred               4,562                                  4,562
Common stock                        101                                    101
Capital in excess of par
 value - common                   6,561                                  6,561
Retained earnings (deficit)      (3,935)             (44)C              (3,471)
                                                    (188)F
                                                     696 G
Less treasury stock at cost        (868)                                  (868)
                     ---------------------------------------------------------------
  Total stockholders' equity      6,426              464                 6,890
                     ---------------------------------------------------------------
                                $12,820           $1,028               $13,848
                     ===============================================================


EXPLANATORY  NOTES  TO  PROFORMA  BALANCE  SHEET

(A) To record the gross proceeds from the sale of Willowbrook Properties' land and construction-in-progress. Subsequent to June 30, 1999, net additions of approximately $250,000 were completed on the construction and were contemplated in the sales price of the property. Therefore, the actual deferred gain expected from this sale will decrease by this amount. These additions are net of the construction costs funded by advances from the Company's CEO.

(B) To accrue the estimated selling expenses related to the Willowbrook Properties' sale consisting of 50% of the transfer taxes, legal and other professional fees.

(C) To accrue the estimated state and federal income taxes related to the Willowbrook Properties' sale transaction.

(D) To record gross proceeds from the sale of all of the capital stock of NBI Properties, Inc.

(E) To accrue the estimated selling expenses related to the sale of NBI Properties' stock including legal and other professional fees.

(F) To accrue the estimated state and federal income taxes related to the Willowbrook Properties' sale transaction.

(G) To record the deferred tax asset for the timing difference related to the gains on both the Willowbrook Properties' and NBI Properties' sales. For tax purposes, these gains are recognized currently, where as for financial statement purposes these gains will be deferred.

(H) To record payment of the Company's IRS debt from the proceeds of the Willowbrook Properties' and NBI Properties' sales transactions.

FAIRNESS  OPINION

SUMMARY

     Wolk Valuation Consultants, Inc. has issued a fairness opinion dated November 4, 1999, regarding the Company's proposed sale of a majority of the assets of Willowbrook Properties and all of the capital stock of NBI Properties and has concluded that the transaction is fair to NBI, Inc. from a financial point of view.

WOLK  VALUATION  CONSULTANTS,  INC.

     Wolk Valuation Consultants, Inc. is a Pittsburgh firm specializing in financial and economic research and consulting, principally regarding the valuation of closely held businesses and related interests.

     The firm conducts valuation studies of public and private companies for a variety of purposes, including: litigation, sale, equitable distribution, ESOPs, buy/sell, estate and gift tax, and mergers and acquisitions. In addition, the firm possesses considerable litigation support capabilities, especially in rendering forensic expertise in loss measurement in commercial disputes and lender liability claims, and fair consideration opinions in leveraged buy-out, insider transaction and fraudulent conveyance matters.

     MARK I. WOLK, A.S.A., A.E.P, is the founder and President of Wolk Valuation Consultants, Inc., a business valuation and litigation support firm, and of Mark I. Wolk and Associates, P.C., an accounting firm specializing in taxation. He is a practicing Certified Public Accountant with over forty years of experience. He has participated extensively in valuation studies of closely held companies, including the rendering of expert testimony in court and taking part in settlement negotiations.

Mr.  Wolk  is  an  Accredited  Senior  Appraiser  (A.S.A.), Business Valuation
Division, of the American Society of Appraisers, a national professional organization comprised of appraisal specialists. The designation of A.S.A. is achieved only after meeting Society criteria, including: written examinations, submission of representative appraisal reports, a minimum of five years of full-time valuation experience and screening of applicants' practices and ethics.

He is also a former President of the Estate Planning Council of Pittsburgh, Former Director of the Family Firm Institute, and is a member of the Allegheny Tax Society and the Pittsburgh Tax Club. In addition, he has lectured extensively on the subjects of valuation, utilization of computers in forecasting and decision-making, accountancy and taxation, financial planning and public speaking. Mr. Wolk is also a member of the Business Valuation Committee of the Pennsylvania Institute of Certified Public Accountants.

     NOREEN DORNENBURG, M.B.A., PH.D. is a Consultant at Wolk Valuation Consultants, Inc. She has been a consultant in the fields of Business Strategy and Business Ethics for over fifteen years in Pittsburgh and Denver, and has taught on the faculties of eight major colleges and universities across the United States. She has addressed dozens of national conferences on a variety of topics in the fields of leadership, strategy, management and business ethics and has published three professional articles in the area of business ethics.

     Dr. Dornenburg earned her Ph.D. at Yale University in 1972 and her M.B.A. from the University of Colorado-Boulder. Her undergraduate degree is a B.A. from Seton Hill College, Greensburg, PA. She is a candidate member of the American Society of Appraisers and a member of the Academy of Management and the Society for Business Ethics.

FAIRNESS  OPINION

November  4,  1999

Board  of  Directors
NBI,  Inc.
1880  Industrial  Circle  -  Suite  F
Longmont,  CO  80501

Re:    Proposed  Purchase  of  the  Assets  of  Willowbrook  Development, Inc.
 and  100%  of  the  Capital  Stock  of  NBI  Properties,  Inc.

Members  of  the  Board:

You have asked us to advise you with respect to the fairness from a financial point of view to NBI, Inc. (the "Company") of the consideration to be received by the Company pursuant to the terms of the proposed transaction (the "Transaction") with regard to the above referenced assets and entities as more completely described below, between the Company and two entities in which the Company's Chief Executive Officer, Mr. Jay Lustig, will hold an ownership interest: Tybojen, Inc., a to be formed S-Corporation ( Tybojen ), and Bellevue Partners, LP, a to be formed limited partnership. Our understanding of the Transaction is as follows:

1. Tybojen will purchase 100% of the capital stock of NBI Properties, Inc. from NBI, Inc. for a purchase price of $2,500,000. The purchase price will be paid in two parts: $1,400,000 in cash upon purchase and a note for $1,100,000 due and payable on December 31, 2006. In addition, NBI, Inc. agrees to allow a step-up in tax basis to Tybojen through a Section 338(h)(10) election.

2. Bellevue Partners, LP will purchase the assets of Willowbrook Properties, Inc. (land and construction-in-progress) for a purchase price of $3,300,000. The purchase price will be paid in two parts: $600,000 in cash upon purchase and a note for $2,700,000, in connection with a loan due to NBI, Inc. from Willowbrook Properties, Inc., due and payable on December 31, 2006.

Prior to and after the date of the Transaction, Mr. Lustig has and will advance certain amounts for payment of ongoing construction costs at the Willowbrook site. These amounts are to be deemed expenses of the buyer and are not included in the purchase price.

3.          The  terms  of  the  notes  in  each purchase are as follows:

a. INTEREST RATE: Two-Year U. S. Treasury rate plus 200 basis points, with the rate to be determined on the closing date for the remainder of calendar year 1999 and all of calendar year 2000, and to be re-determined each succeeding December 31 for the following year's interest rate.

b.          PAYMENTS:    Interest only with a balloon payment due on
December  31,  2006.

c. COLLATERAL: Second security interest in the Willowbrook property, subordinate to the Three Rivers Bank security interest securing the construction loan and a second security interest in the property known as the Belle Vernon Holiday Inn, subordinate to its current mortgage. (It is our understanding that Mr. Jay Lustig will also personally guarantee the Three Rivers Bank construction loan for the Willowbrook site.)

d. OTHER: The respective notes are due in full at the option of NBI, Inc. upon a change in control of the purchaser of either property.

In connection with our analysis, you have furnished us with certain documents and other information concerning the Company, the assets to be sold and the proposed purchasers as we requested. We have performed such studies, analyses
and  inquiries  as  considered  appropriate.    Among  other  items  we  have
considered,  we  have:

1) Read current and historical financial information with respect to the results of operations, including: audited financial statements of NBI, Inc. for fiscal years ended June 30, 1996, 1997, 1998 and 1999; audited and unaudited financial statements for the Belle Vernon Motel Corporation prior to its purchase by NBI Properties, Inc. and CPA-reviewed financial statements for NBI Properties Inc. for fiscal years 1997, 1998 and 1999; consolidating worksheets for NBI, Inc. and its subsidiaries for FYE 1999; and development costs for Willowbrook Properties, Inc. through October, 1999;

2) Read certain publicly available business and financial information relating to the Company for recent years and interim periods to date, including the Company's Annual Reports for the years ended June 30, 1996, 1997, 1998 and 1999, the Company's prospectus for its Series A Cumulative Preferred Stock Offering dated November 9, 1998, related SEC filings, and drafts of proposed SEC filings for 1999;

3) Read certain internal financial and operating information, including financial forecasts and projections, prepared by management of the Company and by Michael Joseph Development Company;

4) Held telephone conferences with management and senior personnel to discuss the business, operations, assets, historical financial situation and future strategic goals of the Company, including its significant Federal tax arrearages;

5) Performed an analysis of the impact of the Transaction on projected future earnings of the Company;

6) Considered the appraisals and appraisal updates of the relevant properties submitted by Lodging Evaluation Group and RTA Group, Inc. as well as development projections for Willowbrook Plaza through September, 1999 submitted by Michael Joseph Development Corporation; and

7) Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In our analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us or publicly available, and we have not assumed any responsibility for the independent verification of such information. We have further relied upon the assurances of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have assumed, pursuant to the terms of our engagement, that the financial forecasts and projections provided to us by the Company were prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. In addition, we have not conducted a physical inspection of the properties or facilities of the Company and have not made or obtained an independent valuation or appraisal of the assets or liabilities of the Company. We express no view whatever as to the federal, state or local tax consequences of the Transaction.

Our services to the Company in connection with the Transaction have been comprised solely of financial advisory services and not accounting, audit or tax services. Without limiting the foregoing, our services with respect to the

Transaction do not constitute, nor should they be construed to constitute in any way, a review or audit of or any other procedures with respect to any financial information nor should such services be relied upon by any person to disclose weaknesses in internal controls, financial statement errors or irregularities, or illegal acts or omissions of any person affiliated with the Transaction. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. We shall have no obligation to update the Opinion unless requested by you in writing to do so and expressly disclaim any responsibility to do so in the absence of any such request.

Additionally, we have not been engaged to and have not solicited alternative offers for the Company or its assets, or investigated any other alternative transactions that may be available to the Company. Our opinion does not address, nor shall it be construed to address, the underlying business decision to effect the Transaction.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for such services. Our only other involvement with the Company was an independent valuation in 1998 of the L. E. Smith Glass Company, one of the Company's subsidiaries, for use in the Company's discussions with the Internal Revenue Service, and for which we were paid our requested fee.

It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. In this context, however, it is understood that the text of this letter will be printed in the Proxy Statement for the Company's 1999 Annual Stockholders' Meeting. This letter does not constitute a recommendation to any stockholder with respect to whether to vote in favor of the Transaction or take any other action in connection with the Transaction or otherwise, and should not be relied upon by any stockholder as such.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of 5:00 pm on the date hereof the consideration to be received in the Transaction is fair to NBI, Inc. from a financial point of view.


Very  truly  yours,

WOLK  VALUATION  CONSULTANTS,  INC.
BUSINESS  VALUATION  AND  LITIGATION  SERVICES


By:            /s/  Mark  I.  Wolk
     Mark  I.  Wolk,  CPA,  ASA,  AEP
     President

By:            /s/  Noreen  Dornenburg
     Noreen  Dornenburg,  MBA,  PhD
     Senior  Consultant


VOTE  REQUIRED  FOR  APPROVAL

     Because NBI's CEO is an interested party to this transaction, his shares will not be counted for the vote. The affirmative vote of disinterested holders of at least a majority of the outstanding shares of the disinterested holders' shares of Common Stock is required in order to approve this Proposal
2. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 2 and do not vote their shares in favor of this Proposal 2, either in person or by proxy, such stockholders will have effectively voted against the Proposal.

     If the sale of Willowbrook Properties and NBI Properties are not approved, the sale will not be completed. However, shareholders should be aware that the Company would then be required to obtain an extension of time from the IRS to make the final installment payment of $1.8 million owed. If an extension could not be obtained, the IRS could declare a default and assess interest on the debt since the last interest payment thereon (July 1, 1997), at the statutory rate provided under the Internal Revenue Code, in amount estimated to total approximately $1 million as of December 31, 1999, and seek to foreclose upon the stock of NBI Properties and L.E. Smith, the Company's only other operating subsidiary, in order to obtain payment of the final installment of $1.8 million and such default interest.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE TERMS AND CONDITIONS OF THE COMPANY'S PLAN TO SELL A MAJORITY OF THE ASSETS OF WILLOWBROOK PROPERTIES AND ALL OF THE CAPITAL STOCK OF NBI PROPERTIES.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be presented at the annual meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board of Directors.


                             STOCKHOLDER PROPOSALS

     In accordance with the rules of the Securities and Exchange Commission ("SEC"), any proposal of a stockholder intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company, to the attention of the Secretary, 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, by July 26, 2000, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2000 Annual Meeting. The Company's management proxies may exercise their discretionary voting authority, without any discussion of the proposal in the Company's proxy materials, for any proposal which is received by the Company after August 31, 2000.


                     ANNUAL REPORT - FINANCIAL STATEMENTS

     A copy of the Company's 1999 Annual Report on Form 10-KSB, including financial statements for years ended June 30, 1999 and 1998, is being mailed to all stockholders herewith. The Form 10-KSB is not to be regarded as proxy solicitation material or as a communication by means of which any solicitation is to be made.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents which have been filed with the Commission pursuant to the Exchange Act (Exchange Act File No. 1-8232) are hereby incorporated by reference to this Proxy:

     (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, filed September 20, 1999, and as amended by Form 10-KSB/A No. 1, filed October 28, 1999.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to December 16, 1999, the date of the Annual Meeting, shall be deemed to be incorporated by reference in this Proxy.
                                   By  order  of  the  Board  of  Directors




                                   Marjorie  A.  Cogan
                                   Secretary



Dated:          November  26,  1999

APPENDIX  TO  PROXY  STATEMENT
FORM  OF  PROXY



                        PROXY SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF NBI, INC.

                    For Annual Meeting on December 16, 1999


     The undersigned hereby appoints Marjorie A. Cogan and Martin J. Noonan, or either of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of capital stock of NBI, Inc. (the "Company") held of record by the undersigned on October 18, 1999, at the Annual Meeting of Stockholders of NBI, Inc., to be held at the Belle Vernon Holiday Inn, I-70 and Highway 51, Belle Vernon, Pennsylvania, on Thursday,
December 16, 1999, at 4:30 p.m. Eastern Time, and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies heretofore given in respect to the same shares of stock.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED WITH RESPECT TO PROPOSALS 1 AND 2. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR SUCH PROPOSALS, AND SUCH SHARES WILL BE VOTED IN THE DISCRETION OF THE BOARD OF DIRECTORS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

TO ENSURE A QUORUM, YOU ARE URGED TO DATE AND SIGN THIS PROXY ON THE LINE PROVIDED AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                   SEE REVERSE
                                                                          SIDE

   X    Please  Mark  votes  as  in  this  example


The  Board  of  Directors  recommends  a  VOTE  FOR  proposals  1  and  2.






1.  Election  of  Directors

Nominees:    Jay  H.  Lustig  and  Martin  J.  Noonan.


_________  For  Both  Nominees

_________  Withheld  From  Both
           Nominees

_________  ____________________
           For  all  nominees
           except  as  noted  above


2. Approval of SALE OF A MAJORITY OF THE ASSETS OF WILLOWBROOK PROPERTIES AND ALL OF THE CAPITAL STOCK OF NBI PROPERTIES.

_________  For

_________  Against

_________  Withheld



3. In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                                   MARK HERE
                                  FOR ADDRESS
                                   CHANGE AND
                              NOTE AT LEFT  _____

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature  ________________  Date__________

Signature  ________________  Date__________